EX-99.B15.(B)



                         RULE 12B-1 PLAN FOR THE CLASS B
                         SHARES OF THE TOCQUEVILLE FUND

                                                                   EX-99.B15.(B)
                    PLAN FOR PAYMENT OF CERTAIN EXPENSES FOR
                DISTRIBUTION OR SHAREHOLDER SERVICING ASSISTANCE
                                OF CLASS B SHARES


                  A Plan (the  "Plan")  pertaining  to the Class B shares of THE
TOCQUEVILLE   FUND  (the  "Fund"),   a  series  of  The  Tocqueville   Trust,  a
Massachusetts business trust (the "Trust") and an open-end, diversified management investment company registered under the Investment Company Act of 1940, as amended (the "Act"), adopted pursuant to Section 12(b) of the Act and Rule 12b-1 promulgated thereunder ("Rule 12b-1").

                  1. Principal Underwriter. TOCQUEVILLE SECURITIES L.P. ("the Distributor"), acts as the principal underwriter of the Fund's Class B shares pursuant to a Distribution Agreement with the Trust. Tocqueville Asset Management L.P. (the "Investment Advisor"), acts as the Fund's investment adviser pursuant to an Investment Advisory Agreement with the Trust.

                  2. Distribution Payments. (a) The Fund either directly or through the Investment Advisor, may make payments periodically (i) to the Distributor or to any broker-dealer (a "Broker") who is registered under the Securities Exchange Act of 1934 and a member in good standing of the National Association of Securities Dealers, Inc. and who has entered into a selected dealer agreement with the Distributor, (ii) to other persons or organizations ("Servicing Agents") who have entered into shareholder processing and service agreements with the Trust on behalf of the Fund, the Investment Advisor or the Distributor, regarding Class B shares of the Fund owned by shareholders for which such broker is the dealer or holder of record or such servicing agent has a servicing relationship, or (iii) for expenses associated with distribution of Fund Class B shares, including the compensation of the sales personnel of the Distributor.

                  (b) The schedule of such fees and the basis upon which such fees will be paid shall be determined from time to time by the Distributor and the Investment Advisor, subject to approval by the Board of Trustees of the Trust.

                  (c) Payments also may be made for: (i) costs of printing and distributing the Fund's prospectus, statement of additional information and reports and prospective investors in the Fund; (ii) costs involved in preparing, printing and distributing sales literature pertaining to the Fund; (iii) an allocation of overhead and other branch office distribution-related expenses of the Distributor; (iv) payments to persons who provide support services in connection with the distribution of the Fund's Class B shares, including but not limited to, office space and equipment, telephone facilities, answering routine inquiries regarding the Fund, processing shareholder transactions and providing any other shareholder services not otherwise provided by the Fund's transfer agent; (v) any other expense primarily intended to result in the sale of the Fund's Class B shares, including, without limitation, payments to Brokers at the time of the sale of Class B shares, if applicable, and continuing fees to each such Broker, which fee shall begin to accrue immediately after the sale of such shares; and (vi) accruals for interest on the foregoing expenses.

                  (d) The aggregate amount of all payments by the Fund in any fiscal year, to the Distributor, Brokers, Servicing Agents and for advertising and promotional expenses pursuant to paragraphs (a), (b), (c) of this Section 2 shall not exceed 0.75% of the average daily net asset value attributable to Class B shares of the Fund on an annual basis for such fiscal year, or such lesser amounts as determined appropriate. Of this amount,
(i) up to 0.25% of the average daily net assets attributable to the Class B shares is payable as service fees to the Distributor, Brokers, and Servicing Agents having agreements with the Trust on behalf of the Fund, Distributor or Investment Advisor for the provision of continuing shareholder services to customers of such financial intermediaries who own Class B shares, and (ii) any amount remaining (being at least 0.50% of the average daily net assets attributable to the Class B shares) is payable to the Distributor or Brokers. The Plan will only make payments for expenses actually incurred on a first-in, first-out basis. The amount of expenses incurred in any year may not exceed the rate of reimbursement set forth in the Plan. The unreimbursed amounts may be recovered through future payments under the Plan. Carry-over amounts are not limited in the number of years they may be carried forward. If the Plan is terminated in accordance with its terms, the obligations of the Fund to make payments pursuant to the Plan will cease and the Fund will not be required to make any payments past the date the Plan terminates; however, the Distributor shall be entitled to receive all contingent deferred sales charges paid or payable with respect to any day subsequent to termination of this Plan.

                  3. Reports. Quarterly, in each year that this Plan remains in effect, the Trust's Principal Financial Officer shall prepare and furnish to the Board of Trustees of the Trust a written report, complying with the requirements of Rule 12b-l, setting forth the amounts expended by the Fund under the Plan and purposes for which such expenditures were made.

                  4. Approval of Plan. This Plan shall become effective upon approval of the Plan, the form of Selected Dealer Agreement and the form of Shareholder Service Agreement, by the majority votes of both (a) the Board of Trustees and the Qualified Trustees (as defined in Section 6), cast in person at a meeting called for the purpose of voting on the Plan and (b) the outstanding Class B voting securities of the Fund, as defined in Section 2(a)(42) of the Act.

                  5. Term. This Plan shall remain in effect for one year from its adoption date and may be continued thereafter if this Plan and all related agreements are approved at least annually by a majority vote of the Trustees, including a majority of the Qualified Trustees, cast in person at a meeting called for the purpose of voting on such Plan and agreements. This Plan may not be amended in order to increase materially the amount to be spent for distribution assistance without Class B shareholder approval in accordance with
Section 4 hereof. All material amendments to this Plan must be approved by a vote of the Board of Trustees, and of the Qualified Trustees (as hereinafter defined), cast in person at a meeting called for the purpose of voting thereon.

                  6. Termination. This Plan may be terminated at any time by a majority vote of the Trustees who are not interested persons (as defined in section 2(a)(19) of the Act) of the Fund and have no direct or indirect financial interest in the operation of the Plan or in any agreements related to the Plan (the "Qualified Trustees") or by vote of a majority of the outstanding Class B voting securities of the Fund, as defined in section 2(a)(42) of the Act.

                  7. Nomination of "Disinterested" Trustees. While this Plan shall be in effect, the selection and nomination of the "disinterested" Trustees of the Trust shall be committed to the discretion of the Qualified Trustees then in office.

                  8. Miscellaneous. (a) Any termination or noncontinuance of (i) a Selected Dealer Agreement between the Distributor and a particular Broker or
(ii) a Shareholder Service Agreement between the Investment Advisor or the Trust on behalf of the Fund and a particular person or organization, shall have no effect on any similar agreements between Brokers or other persons and the Fund, the Investment Advisor or the Distributor pursuant to this Plan.

                  (b) Neither the Distributor, the Investment Advisor nor the Fund shall be under any obligation because of this Plan to execute any Selected Dealer Agreement with any Broker or any Shareholder Service Agreement with any person or organization.

                  (c) All agreements with any person or organization relating to the implementation of this Plan shall be in writing and any agreement related to this Plan shall be subject to termination, without penalty, pursuant to the provisions of Section 6 hereof.

Tocqueville Securities L.P.
1675 Broadway
New York, New York 10019

                  Re:      Selected Dealer Agreement for
                           The Tocqueville Fund - Class B Shares

Gentlemen:

                  We understand that The Tocqueville Fund (the "Fund"), a series of The Tocqueville Trust (the "Trust"), has adopted a plan (the "Plan") pertaining to its Class B shares pursuant to Rule 12b-l of the Investment Company Act of 1940, as amended (the "Act"), for making payments to selected brokers for distribution assistance of the Fund's Class B shares.

                  We desire to enter into an Agreement with you for the sale and distribution of the Class B shares of the Fund for which you are Distributor and whose Class B shares are offered to the public at net asset value as set forth in the current prospectus. Upon acceptance of this Agreement by you, we understand that we may offer and sell Class B shares of the Fund, subject, however, to all of the terms and conditions hereof and to your right to suspend or terminate the sale of such securities.

                  1. We understand that the Class B shares of the Fund covered by this agreement will be offered and sold at the public offering price. The public offering price is the net asset value described in the Fund's current Prospectus in effect at the time the order for such shares is confirmed and accepted on your behalf by the Fund. We further understand that all purchase requests and applications submitted by us are subject to acceptance or rejection in the Fund's or your sole discretion.

                  2. We certify that we are members of the National Association of Securities Dealers, Inc. ("NASD") and agree to maintain Membership in said Association, or in the alternative, that we are foreign brokers not eligible for membership in said Association. In either case, we agree to abide by all the rules and regulations of the NASD which are binding upon underwriters and brokers in the distribution of the shares of open-end investment companies, including without limitation, Section 26 of Article III of the Rules of Fair Practice, all of which are incorporated herein as if set forth in full. We further agree to comply with all applicable state and Federal laws and the rules and regulations of authorized regulatory agencies. We agree that we will not sell or offer for sale, Class B shares of the Fund in any state or jurisdiction where they are not exempt from registration or have not been qualified for sale.

                  3. We will offer and sell the Class B shares of the Fund covered by this Agreement only in accordance with the terms and conditions of its then current Prospectus, and we will make no representations not included in said Prospectus or in any authorized supplemental material supplied by you. We will use our best efforts in the development and promotion of sales of the Class B shares covered by this Agreement and agree to be responsible for the proper instruction and training of all sales personnel employed by us, in order that the Class B shares will be offered in accordance with the terms and conditions of this Agreement and all applicable laws, rules and regulations. We agree to hold you harmless and indemnify you in the event that we, or any of our sales representatives, should violate any law, rule or regulation, or any provisions of this Agreement, which may result in liability to you; and in the event you determine to refund any amount paid by any investor by reason of any such violation on our part, we shall return to you any distribution assistance payments previously paid or allowed by you to us with respect to the transaction for which the refund is made. All expenses which we incur in connection with our activities under this Agreement shall be borne by us.

                  4. For purposes of this Agreement "Qualified Accounts" shall mean: accounts of customers of ours who have purchased Fund Class B shares and who use our facilities to communicate with the Fund or to effect redemptions or additional purchases of Fund Class B shares and with respect to which we provide shareholder and administration services, which services may include, without limitation: answering inquiries regarding the Fund; assistance to customers in changing dividend options, account designations and addresses; performance of sub-accounting; establishment and maintenance of shareholder accounts and records; processing purchase and redemption transactions; automatic investment in Fund Class B shares of customer account cash balances; providing periodic statements showing a customer's account balance and the integration of such statements with those of other transactions and balances in the customer's other accounts serviced by us; arranging for bank wires; and such other information and services as you reasonably may request, to the extent we are permitted by applicable statute, rule or regulation.

                  5. In consideration of the services and facilities described herein, we shall be entitled to receive from you such fees as are set forth in the Plan for Payment of Certain Expenses for Distribution or Shareholder Servicing Assistance of Class B Shares (the "Plan") and as described in Exhibit
A. We understand that the payment of such fees has been authorized pursuant to a Plan approved by the Board of Trustees and Class B shareholders of the Fund and shall be paid only so long as this Agreement is in effect.

                  6. The frequency of payment, the terms of any right to sell in a territory, and any other supplemental terms, conditions or qualifications for us to receive such payments are subject to change by you from time to time, upon 30 days' written notice. Any orders placed after the effective date of such change shall be subject to the fee rates in effect at the time of receipt of the payment by the Fund or you. Such 30-day period may be waived at your sole option in the event such change increases the distribution assistance payments due us.

                  7. Payment for Class B shares shall be made to the Fund and shall be received by the Fund promptly after the acceptance of our order. If such payment is not received by the Fund, we understand that the Fund reserves the right without notice, forthwith to cancel the sale, or, at the Fund's option, to sell the Class B shares ordered by us back to the Fund in which latter case we may be held responsible for any loss, including loss of profit, suffered by the Fund resulting from our failure to make payments aforesaid.

                  8. Your obligations to us under this Agreement are subject to all the provisions of any underwriting agreements you have or may enter into with the Fund. We understand and agree that in performing our services covered by this Agreement we are acting as principal, and you are in no way responsible for the manner of our performance or for any of our acts or omissions in connection therewith. Nothing in this Agreement or in the Plan shall be construed to constitute us or any of our agents, employees or representatives as your agent, partner or employee, or the agent, partner or employee of the Fund.

                  9. This Agreement shall terminate automatically (i) in the event of its assignment, the term "assignment" for this purpose having the meaning defined in Section 2(a)(4) of the Act or (ii) in the event the Plan is terminated.

                  10. This Agreement may be terminated at any time (without payment of any penalty) by a majority of the "Qualified Trustees" as defined in the Plan or by a vote of a majority of the outstanding Class B voting securities of the Fund as defined in the Plan (on not more than 60 days' written notice to us at our principal place of business). We, on 60 days' written notice addressed to you at your principal place of business, may terminate this Agreement. You may also terminate this Agreement for cause on violation by us of any of the provisions of this Agreement, said termination to become effective on the date of mailing notice to us of such termination. Without limiting the generality of the foregoing and any provision hereof to the contrary notwithstanding, our expulsion from the NASD will automatically terminate this Agreement without notice; our suspension from the NASD or violation of applicable state or Federal laws or rules and regulations of authorized regulatory agencies will terminate this Agreement effective upon date of mailing notice to us of such termination. Your failure to terminate for any cause shall not constitute a waiver of your right to terminate at a later date for any such cause.

                  11. A copy of the Agreement and Declaration of Trust is on file with the Secretary of The Commonwealth of Massachusetts, and notice is hereby given that this instrument is executed on behalf of the Trustees as Trustees and not individually and that the obligations of this instrument are not binding upon any of the Trustees or Class B shareholders individually but are binding only upon the assets and property of the Fund.

                  12. All communications to you shall be sent to you at your offices at 1675 Broadway, New York, N.Y. 10019. Any notice to us shall be duly given if mailed or telegraphed to us at the address shown on this Agreement.

                  13. This Agreement shall become effective as of the date when it is executed and dated by you below. This Agreement and all the rights and obligations of the parties hereunder shall be governed by and construed under the laws of the State of New York.


                                       -----------------------------------------
                                       (Broker/Dealer)

                                       By:
                                          --------------------------------------
                                            Name:
                                            Title:

                                       -----------------------------------------
                                       (Address)


                                       -----------------------------------------
                                       (City)        (State)          (Zip Code)


ACCEPTED:

TOCQUEVILLE SECURITIES L.P.


By:
   --------------------------------
     Name:
     Title:

Dated:

The Tocqueville Fund
1675 Broadway
New York, New York 10019

                  Re:      Shareholder Service Agreement for
                           The Tocqueville Fund - Class B Shares

Gentlemen:

                  We understand that The Tocqueville Fund (the "Fund"), a series of The Tocqueville Trust (the "Trust"), has adopted a plan (the "Plan") pertaining to its Class B shares pursuant to Rule 12b-1 of the Investment Company Act of 1940, as amended (the "Act"), for making payments to certain persons for distribution assistance and shareholder servicing of the Fund's Class B shares.

                  We desire to enter into an Agreement with the Fund for the servicing of Class B shareholders of, and the administration of Class B shareholder accounts in, the Fund. Subject to the Fund's acceptance of this Agreement, the terms and conditions of this Agreement, shall be as follows:

                  1. We shall provide shareholder and administration services for certain shareholders of the Fund who purchase Class B shares of the Fund as a result of their relationship to us, as further designated in Exhibit A hereto ("Qualified Accounts"). Such services may include, without limitation, some or all of the following: answering inquiries regarding the Fund; assistance in changing dividend options, account designations and addresses; assistance in processing purchase and redemption transactions; and such other information and services as the Fund reasonably may request, to the extent we are permitted by applicable statute, rule or regulation to provide such information or services.

                  2. We agree to make available to the Fund, upon the Fund's request, such information relating to our clients who are beneficial owners of Fund Class B shares and their transactions in Fund Class B shares as may be required by applicable laws and regulations or as may be reasonably requested by the Fund.

                  3. We shall provide to the Fund copies of the lists of members of our organization, if any, and make available to the Fund any publications and other facilities of our organization for the placement of advertisements or promotional materials and sending information regarding the Fund, to enable the Fund to solicit for sale and to sell Class B shares to such members.

                  4. We shall provide such facilities and personnel (which may be all or any part of the facilities currently used in our business, or all or any personnel employed by us) as is necessary or beneficial for providing information and services to Class B shareholders maintaining Qualified Accounts with the Fund, and to assist the Fund in servicing accounts of such shareholders.

                  5. Neither we nor any of our employees or agents are authorized to make any representation concerning Fund Class B shares except those contained in the then-current Fund Prospectus, copies of which will be supplied by the Fund to us; and we shall have no authority to act as agent for the Fund.

                  6. In consideration of the services and facilities described herein, we shall be entitled to receive from the Fund such fees as are set forth in Exhibit B hereto. We understand that the payment of such fees has been authorized pursuant to the Plan approved by the Trustees and Class B shareholders of the Fund and shall be paid only so long as the Plan and this Agreement is in effect.

                  7. The Fund reserves the right, at the Fund's discretion and without notice, to suspend the sale of Class B shares or withdraw the sale of Class B shares of the Fund.

                  8. This Agreement shall terminate automatically (i) in the event of its assignment, the term "assignment" for this purpose having the meaning defined in Section 2(a)(4) of the Act or (ii) in the event that the Plan terminates.

                  9. This Agreement may be terminated at any time (without payment of any penalty) by a majority of the "Qualified Trustees" as defined in the Plan or by a vote of a majority of the outstanding Class B voting securities of the Fund as defined in the Plan (on not more than 60 days' written notice to us at our principal place of business). We, on 60 days' written notice addressed to the Fund at its principal place of business, may terminate this Agreement. The Fund may also terminate this Agreement for cause on violation by us of any of the provisions of this Agreement or in the event that the Plan shall terminate, said termination to become effective on the date of mailing notice to us of such termination. The Fund's failure to terminate for any cause shall not constitute a waiver of its right to terminate at a later date for any such cause.

                  10. A copy of the Agreement and Declaration of Trust is on file with the Secretary of The Commonwealth of Massachusetts, and notice is hereby given that this instrument is executed on behalf of the Trustees as Trustees and not individually and that the obligations of this instrument are not binding upon any of the Trustees or Class B shareholders individually but are binding only upon the assets and property of the Fund.

                  11. All communications to the Fund shall be sent to the Fund at the address set forth above. Any notice to us shall be duly given if mailed or telegraphed to us at the address set forth below.

                  12. This Agreement shall become effective as of the date when it is executed and dated by the Fund below. This Agreement and all the rights and obligations of the parties hereunder shall be governed by and construed under the laws of the State of New York.


                                       -----------------------------------------
                                       (Firm Name)

                                       -----------------------------------------
                                       (Address)

                                       -----------------------------------------
                                       (City)        (State)          (Zip Code)


                                       By:
                                          --------------------------------------
                                            Name:
                                            Title:


ACCEPTED:


By:
   --------------------------------
     Name:
     Title:


Dated:


                                       -3-